SUB-ITEM 77Q1

 The Amended and Restated Declaration of Trust, dated August 12, 2003 and the Amendment to the Declaration of Trust, dated August 15, 2003, for MFS Series Trust VIII is contained in Post-Effective Amendment No. 22 to the Registration Statement (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.